UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2022

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Definitive Agreement.

On September 13, 2022 (the “Effective Date”), Tabula Rasa HealthCare, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Indaba Capital Management, L.P. (“Indaba”).

Pursuant to the Cooperation Agreement, on the Effective Date, Dr. Calvin H. Knowlton and Dr. Orsula V. Knowlton resigned (i) as Chief Executive Officer of the Company and Co-President and Chief Marketing & New Business Development Officer of the Company, respectively, and from the Board of Directors of the Company (the “Board”). Also as of the Effective Date, the Board appointed Jonathan D. Schwartz and Derek C. Schrier, Managing Partner and Chief Investment Officer of Indaba, as Class III members of the Board to fill the vacancies created by the resignation of the Drs. Knowlton. As Class III directors, Messrs. Schwartz’s and Schrier’s terms will expire at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”); provided, however, that Messrs. Schwartz and Schrier intend to voluntarily stand for election at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and 2024 annual meeting of stockholders. As provided for in the Cooperation Agreement and following Dr. C. Knowlton’s resignation as Chief Executive Officer on the Effective Date, Brian W. Adams was appointed as the Company’s Interim Chief Executive Officer, pending an executive search being conducted by the Company for a permanent successor.

Messrs. Schwartz and Schrier have each been appointed to the Board’s newly-formed Strategic Review Committee, together with Dr. Jan Berger, with Mr. Schrier serving as Chair. The Strategic Review Committee will oversee the Company’s current strategic process relating to the sale of non-core assets and exploring other strategic alternatives and value creation opportunities with a view toward maximizing stockholder value. Additionally, Mr. Schwartz has been appointed as the Chair of the Compensation Committee and as a member of the newly-consolidated Nominating and Governance Committee.

As provided for in the Cooperation Agreement, on the Effective Date, Michael Purcell was appointed Independent Chair of the Board, and A Gordon Tunstall has stepped down as the Board’s Lead Independent Director. Mr. Tunstall will resign from the Board on the earlier of: (x) the appointment of a third, new independent director designated by Indaba, who is racially or ethnically diverse, subject to the Board’s approval; and (y) December 31, 2022. Pursuant to the Cooperation Agreement, the Company will seek stockholder approval at its upcoming 2023 Annual Meeting to amend its articles of incorporation to declassify the Board, with the goal of fully declassifying the Board by the 2025 Annual Meeting.

As a part of the Cooperation Agreement, Indaba has agreed to customary standstill provisions during the Term (as defined below), which provide that, subject to certain exceptions, Indaba will not, among other matters: (i) seek, alone or in concert with others, the election, nomination, or removal of a director of the Company; (ii) solicit proxies of stockholders or encourage or assist other stockholders to withhold their vote or proxy or similar campaign; (iii) indicate interest in or make any offer or proposal with respect to certain extraordinary transactions involving the Company; (iv) make any proposal for consideration at any meeting of stockholders of the Company; (v) enter into a voting trust, arrangement, or agreement with respect to any voting securities; or (vi) sell, offer, or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by Indaba or any Indaba affiliate to any third party that would knowingly result in such third party, together with its affiliates and associates, owning, controlling, or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of the Company’s common stock outstanding at such time, except in a transaction approved by the Board; in each case as further described in the Cooperation Agreement.

As a part of the Cooperation Agreement, on the Effective Date, Indaba irrevocably withdrew its stockholder inspection demand letter that it delivered to the Company on July 27, 2022, pursuant to Section 220 of the Delaware General Corporation Law (the “DGCL”), and irrevocably waived its rights to inspect the Company’s books and records pursuant to Section 220 of the DGCL or the common law during the Term (as defined below).

Except as provided in the Cooperation Agreement, each party also agreed that, during the Term, it will not, and will not permit any of its affiliates or representatives to, directly or indirectly, alone or in concert with others, encourage, pursue, or assist any other person to threaten or initiate any lawsuit, claim, or other proceeding before any court against the other party, any of its affiliates, or its representatives. The parties also agreed to customary mutual non-disparagement provisions, pursuant to which each party agreed not to directly or indirectly, make, transmit, or otherwise communicate in any way any remark, comment, communication, or other statement of any kind, that might reasonably constitute an ad hominem attack on, or otherwise defames, the other party or any of its representatives, or any of their businesses, products, or services, during the Term.

The term of the Cooperation Agreement (the “Term”) begins on the Effective Date and ends forty-five (45) days before the nomination window closes under the Company’s bylaws for the Company’s 2023 Annual Meeting. Currently, the nomination window is expected to close on February 10, 2023.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

Item 1.01 of this Current Report on Form 8-K as it relates to the appointment of Messrs. Schwartz and Schrier as Class III directors and their appointment to committees of the Board is incorporated herein by reference.

Messrs. Schwartz and Schrier will each receive the same benefits and the same compensation as other non-management directors on the Board pursuant to the Company’s non-employee director compensation policy, as described on page 32 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2022.

Other than as described in Item 1.01 of this Current Report on Form 8-K and the Cooperation Agreement, there are no arrangements or understandings between Messrs. Schwartz and Schrier or any other persons pursuant to which they were named directors of the Company. There are no family relationships between Messrs. Schwartz or Schrier and any director or executive officer of the Company, and the Company has not entered into any transactions with Messrs. Schwartz or Schrier that are reportable pursuant to Item 404(a) of Regulation S-K.

Resignations of Dr. C. Knowlton and Dr. O. Knowlton

Item 1.01 of this Current Report on Form 8-K as it relates to the resignation of Dr. C. Knowlton and Dr. O. Knowlton as officers of the Company and from the Board is incorporated herein by reference.

On the Effective Date, the Company entered into executive transition and separation agreements with each of Dr. C. Knowlton and Dr. O. Knowlton (the “Separation Agreements”). Pursuant to the Separation Agreements, the Company has agreed to provide each of Dr. C. Knowlton and Dr. O. Knowlton the following severance payments and benefits: (i) continuation of their respective base salaries ($566,500 in the case of Dr. C. Knowlton and $463,500 in the case of Dr. O. Knowlton) in accordance with the Company’s regular payroll practices, less all relevant taxes and other withholdings, for a period of eighteen (18) months following the Effective Date; (ii) continued health coverage under the Company’s health plan under the Consolidated Omnibus Budget Reconciliation Act for the eighteen (18) months following the Effective Date; and (iii) reimbursement for reasonable fees and costs incurred for outplacement services during the twelve (12) months following the Effective Date, up to a maximum of $25,000. Additionally, 424,707 of Dr. C. Knowlton’s unvested shares of restricted stock and 301,542 of Dr. O. Knowlton’s unvested shares of restricted stock were accelerated and vested as of the Effective Date. All other restricted stock awards, including all performance stock unit awards, held by Dr. C. Knowlton and Dr. O. Knowlton that remained unvested as of the Effective Date terminated and were cancelled.

The Separation Agreements also include certain mutual releases and customary non-competition, non-solicitation, non-disparagement, proprietary information, invention assignment, and return of property provisions in favor of the Company. Each of Dr. C. Knowlton and Dr. O. Knowlton agreed to release the Company, each of its affiliated entities, and their respective current and former affiliates from any and all claims, liabilities, and obligations, both known and unknown, arising from or related to events, acts, or omissions occurring prior to or on the Effective Date, and the Company has agreed to release each of Dr. C. Knowlton and Dr. O. Knowlton from certain claims, liabilities, and obligations as set forth in the Separation Agreements. Under the non-competition provisions, each of Dr. C. Knowlton and Dr. O. Knowlton agreed that, without the prior written consent of the Company, for a period of three (3) years, they will not: (i) directly or indirectly engage in, represent in any way, be connected with, or otherwise render any services to any Competing Business (as defined therein) competing with the business of the Company or subsidiary or affiliate thereof in the United States; or (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above. Additionally, each of Dr. C. Knowlton and Dr. O. Knowlton agreed that, for a period of three (3) years, they will not directly or indirectly: (i) induce or solicit any employees of the Company or any subsidiary or affiliate thereof to terminate their employment with the Company or any such subsidiary or affiliate or to engage in any Competing Business; (ii) hire any employee of the Company or any subsidiary or affiliate thereof or any person who was employed by the Company in the twelve-month period prior to the hiring; or (iii) induce any entity or person with which the Company or any subsidiary or any affiliate thereof has a business relationship to terminate or alter such business relationship.

Also on the Effective Date, the Company entered into consulting services agreements with each of Dr. C. Knowlton and Dr. O. Knowlton (the “Consulting Agreements”), pursuant to which Dr. C. Knowlton and Dr. O. Knowlton each have agreed to provide certain consulting and advisory services to the Company during the Consulting Term (as defined below), including assisting with the transition of key client relationships and strategic business partners and prospects. In exchange for rendering such services, Dr. C. Knowlton and Dr. O. Knowlton will be paid an hourly rate of $265 and $216, respectively, over the Consulting Term. The “Consulting Term” begins on the Effective Date and automatically terminates on December 31, 2022, provided that the Consulting Term may be extended by mutual agreement of the parties and may be terminable by either party for any reason or no reason upon thirty (30) days advance written notice.

The foregoing descriptions of the Separation Agreements and the Consulting Agreements do not purport to be complete and are qualified in their entireties by reference to the full texts of the Separation Agreements and the Consulting Agreements, which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Appointment of Interim Chief Executive Officer

Item 1.01 of this Current Report on Form 8-K as it relates to the appointment of Mr. Adams as the Company’s Interim Chief Executive Officer is incorporated herein by reference.

Mr. Adams biographical information (as required by Item 401(b) of Regulation S-K) and business experience (as required by Item 401(e) of Regulation S-K) was previously disclosed under Item 5.02 of the Current Report on Form 8-K and Amendment No. 1 on Form 8-K/A filed by the Company with the Securities and Exchange Commission on November 12, 2021 and December 17, 2021, respectively, and is incorporated herein by reference. As previously disclosed, there are no family relationships between Mr. Adams and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Adams that are reportable pursuant to Item 404(a) of Regulation S-K. Other than as described in Item 1.01 of this Current Report on Form 8-K and the Cooperation Agreement, there are no arrangements or understandings between Mr. Adams and any other persons pursuant to which he was selected as the Company’s Interim Chief Executive Officer and there will be no change to Mr. Adams’ compensation arrangements with the Company.

Item 7.01.           Regulation FD Disclosure.

On September 14, 2022, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Also on September 14, 2022, the Company issued a press release announcing the leadership transition arrangements described in this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01.           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Cooperation Agreement, by and between Tabula Rasa HealthCare, Inc. and Indaba Capital Management, L.P., dated as of September 13, 2022
10.2	Executive Transition and Separation Agreement, by and between Tabula Rasa HealthCare, Inc. and Dr. C. Knowlton, dated as of September 13, 2022
10.3	Executive Transition and Separation Agreement, by and between Tabula Rasa HealthCare, Inc. and Dr. O. Knowlton, dated as of September 13, 2022
10.4	Consulting Agreement, by and between Tabula Rasa HealthCare, Inc. and Dr. C. Knowlton, dated as of September 13, 2022
10.5	Consulting Agreement, by and between Tabula Rasa HealthCare, Inc. and Dr. O. Knowlton, dated as of September 13, 2022
99.1	Tabula Rasa HealthCare, Inc. Press Release, dated September 14, 2022
99.2	Tabula Rasa HealthCare, Inc. Press Release, dated September 14, 2022
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

* Certain of the exhibits and schedules to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Brian W. Adams
Brian W. Adams
Interim Chief Executive Officer

Dated: September 14, 2022